EXHIBIT 99.1

Company Contact:
Ira W. Berman
Chairman
800 524-2720

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. REPORTS TWENTY-SEVENTH CONSECUTIVE DIVIDEND

East Rutherford, NJ, January 28, 2011: CCA Industries, Inc. (NYSE Amex: “CAW”) announced today that its Board of Directors has approved a dividend of $0.07 per share, payable to all shareholders of record as of February 10, 2011, and to be paid on March 10, 2011.  This will be the Company’s twenty-seventh consecutive dividend.

“The Company will report a loss for the fiscal year due to two unusual events, which were the settlement of an advertising lawsuit and the voluntary recall of three shipments of one of our products.  If not for these two events, the Company would have reported a profit for 2010”, stated Dunnan Edell, President and Chief Executive Officer.

Final results for the year ended November 30, 2010 will be announced on or before February 28, 2011.

CCA Industries Inc. manufactures and markets health and beauty aids, each under its individual brand name.  The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Mega-T“ Green Tea diet supplements, “Mega-T” Green Tea gum and mint products, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, “Parfume de Vanille” fragrances, “Solar Sense” sun protection  products, “Hair Off”  hair removal and depilatory products, “Wash ‘N Curl” shampoos and conditioners and “Pain Bust RII” an analgesic product.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially form estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.  No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially.  For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.